UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

December 13, 2016

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.

Natchez, Mississippi 39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Ameredev Purchase Agreement

On December 13, 2016, Callon Petroleum Operating Company (“CPOC”), a wholly owned subsidiary of Callon Petroleum Company (“Callon” or the “Company”), entered into a purchase and sale agreement (the “Ameredev Purchase Agreement”) with American Resource Development LLC, American Resource Development Upstream LLC and American Resource Development Midstream LLC (collectively, the “Seller”) for the purchase of certain oil and gas producing properties and undeveloped acreage in the Delaware Basin (the “Ameredev Acquisition”) for total consideration of $615 million in cash (the “Consideration”), subject to customary purchase price adjustments in accordance with the Ameredev Purchase Agreement. In connection with the execution of the Ameredev Purchase Agreement, CPOC has agreed to pay a deposit in the amount of $46 million (the “Deposit”) to a third party escrow agent within one business day of the date of the Ameredev Purchase Agreement.

Upon closing of the Ameredev Acquisition, the Company will assume operatorship of over 80% of the acquired acreage and own an estimated 82% average working interest.

Consummation of the Ameredev Acquisition is subject to the completion of various customary conditions, including, among others (1) the accuracy of the representations and warranties of the parties as of the closing date (except, with respect to Seller, to the extent not resulting in a material adverse effect), (2) the performance of various covenants and agreements of the parties through the closing date, (3) the execution of certain ancillary documents, (4) limitation on the net sum of all purchase price adjustments made pursuant to the Ameredev Purchase Agreement, and (5) other customary closing conditions. The Ameredev Acquisition is expected to close on or before February 13, 2017.

The Ameredev Purchase Agreement contains certain termination rights for CPOC and the Seller, including (i) if the closing has not occurred on or prior to February 28, 2017 through no fault of the terminating party.

If the Seller terminates the Ameredev Purchase Agreement because CPOC has failed to satisfy conditions to closing through no fault of the Seller and the conditions to closing of CPOC have been satisfied or waived, Seller is entitled to either retain the Deposit as liquidated damages as its sole remedy or enforce specific performance. If CPOC terminates the Ameredev Purchase Agreement because the Seller has failed to satisfy conditions to closing through no fault of CPOC and the conditions to closing of Seller have been satisfied or waived, CPOC is entitled to either (1) the return of the Deposit and all other remedies available at law or (2) the enforcement of specific performance.

The foregoing description of the Ameredev Purchase Agreement is qualified in its entirety by reference to the text of the Ameredev Purchase Agreement, which is filed herewith as Exhibit 2.1 to this Report and is incorporated in this Report by reference.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

Press Release

On December 13, 2016, the Company issued a press release, attached as Exhibit 99.1, announcing the acquisition described above. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Website Presentation

The Company has posted on its website, as of December 13, 2016, a presentation that includes additional information on the pending transaction. The presentation, entitled “Acquisition Overview” may be found by navigating our website at: www.callon.com, selecting “Investors” then “Events & Presentations.”

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title of Document

2.1	Purchase and Sale Agreement between American Resource Development LLC, American Resource Development Upstream LLC and American Resource Development Midstream LLC, collectively, as Seller and CPOC, as Purchaser, dated December 13, 2016#

99.1	Press release dated December 13, 2016 announcing the Ameredev Acquisition

#	Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

December 13, 2016	By:	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President, Chief Financial Officer, and Treasurer

Exhibit Index

Exhibit Number	Title of Document

2.1	Purchase and Sale Agreement between American Resource Development LLC, American Resource Development Upstream LLC and American Resource Development Midstream LLC, collectively, as Seller and CPOC, as Purchaser, dated December 13, 2016#

99.1	Press release dated December 13, 2016 announcing the Ameredev Acquisition

#	Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the Securities and Exchange Commission upon request.